As filed with the Securities and Exchange Commission on October 5, 2006

                                                 Registration No. 333-__________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             NORTHERN ETHANOL, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                      34-2033194
-------------------------------               -------------------------------
(State or Other Jurisdiction of             (IRS Employer Identification Number)
Incorporation or Organization)

                              193 King Street East
                                    Suite 300
                        Toronto, Ontario, M5A 1J5, Canada
                        ---------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                      NORTHERN ETHANOL INC. 2006 STOCK PLAN
                      -------------------------------------
                            (Full Title of the Plans)

                                Gordon Laschinger
                             Northern Ethanol, Inc.
                              193 King Street East
                                    Suite 300
                        Toronto, Ontario, M5A 1J5, Canada
                        ---------------------------------
                     (Name and Address of Agent for Service)

                                 (416) 366-5511
                                 --------------
                     (Telephone Number of Agent for Service)
                        ---------------------------------

                                   COPIES TO:
                             Andrew I. Telsey, Esq.
                             Andrew I. Telsey, P.C.
                             12835 E. Arapahoe Road
                             Tower 1 Penthouse #803
                            Englewood, Colorado 80112
                                 (303) 768-9221

                                     CALCULATION OF REGISTRATION FEE
====================================================================================================
                                            Proposed Maximum    Proposed Maximum
 Title of Securities to be    Amount to be  Offering Price Per  Aggregate Offering      Amount of
         Registered          Registered (1)     Share (2)            Price (2)      Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock, par value        8,000,000          $1.00             $8,000,000           $856.00
$0.001 per share...........
                             -------------                      ------------------------------------
Total......................    8,000,000                            $8,000,000           $856.00
====================================================================================================

(1) Pursuant to Rule 416, for each of the amounts indicated, this registration statement also covers an indeterminate number of additional shares of Common Stock which may become available for issuance to cover possible adjustments under the aforementioned plan, for example, by reason of stock dividends, stock splits, recapitalizations or other similar transactions.

(2) The proposed maximum offering price per share and maximum aggregate offering price are estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, all of which were previously filed by the registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), are hereby incorporated by reference:

     (1) The registrant's Annual Report on Form 10-KSB for the year ended December 31, 2005 as filed with the Commission on March 30, 2006.

     (2) The registrant's Quarterly Reports on Forms 10-QSB for the quarters ended September 30, 2005, March 31, 2006, and June 30, 2006, filed with the Commission on March 22, 2005, May 24, 2006 and August 15, 2006, respectively.

     (3) The description of the registrant's Common Stock, par value $0.001 per share, contained in the registrant's registration statement on Form 10-SB (File No. 000-51564) filed with the Commission on October 7, 2005.

All documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the General Corporation Law of Delaware the registrant has broad powers to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the registrant's best interests or not opposed to its best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The registrant's Articles of Incorporation and Bylaws provide for mandatory indemnification of its officers and directors to the fullest extent permissible by applicable law.

The registrant also maintains standard policies of indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances.

ITEM 8.  EXHIBITS

The following exhibits are attached to this registration statement:

    EXHIBIT NO.                           DESCRIPTION

       4.1           Northern Ethanol, Inc. 2006 Stock Plan
       5.1           Opinion of Andrew I. Telsey, P.C.
      23.1           Consent of  Raich Ende Malter & Co. LLP
      23.2 Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1 hereto)
      24.1           Power of Attorney (included on signature page hereto)

Pursuant to Instruction (2) under Item 8 of Form S-8, the registrant hereby undertakes that it will submit or has submitted the plan intended to be qualified under Section 401 of the Internal Revenue Code and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.

ITEM 9.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) or the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) include any additional or changed material information on the plan of distribution;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on October 5, 2006.

                                        NORTHERN ETHANOL, INC.



                                        By:  s/Gordon Laschinger
                                           -------------------------------------
                                           Gordon Laschinger
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Gordon Laschinger, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                              Title                         Date
---------------------     --------------------------------    ------------------

s/Andrew I. Telsey        Corporate Secretary and Director    October 5, 2006
---------------------
Andrew I. Telsey

s/Ciaran Griffin          Chief Financial Officer             October 5, 2006
---------------------
Ciaran Griffin

s/Andrew Gertler          Director                            October 5, 2006
---------------------
Andrew M. Gertler

s/Robert Richards         Director                            October 5, 2006
---------------------
Robert Richards

s/Paul T. Durst           Director                            October 5, 2006
---------------------
Paul T. Durst

s/Frank Klees             Director                            October 5, 2006
---------------------
Frank F. Klees

                                  EXHIBIT INDEX

    EXHIBIT NO.                           DESCRIPTION

       4.1           Northern Ethanol, Inc. 2006 Stock Plan
       5.1           Opinion of Andrew I. Telsey, P.C.
      23.1           Consent of  Raich Ende Malter & Co. LLP
      23.2 Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1 hereto)
      24.1           Power of Attorney (included on signature page hereto)